UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 25, 2014

N-VIRO INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21802	34-1741211
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2254 Centennial Road Toledo, OH	43617
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (419) 535-6374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

In October 2013 N-Viro International Corporation entered into a contract to purchase real estate in Central Florida with a view towards the construction of a new facility.  Due to financial constraints, on March 25, 2014 we assigned the contract to purchase to a limited liability company (“BGH”) that is owned by a related party to management.  Concurrently, BGH closed on the purchase of the property, and as a condition to closing the seller of the property required us to guarantee payment of the financed portion of the purchase price of approximately $214,600.

We expect to be in production at this new location in the second quarter of 2014, replacing the current facility in Volusia County, Florida, and will operate under a newly formed and wholly owned subsidiary, Mulberry Processing, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N-VIRO INTERNATIONAL CORPORATION

Dated:

March 27, 2014

By:

  /s/  James K. McHugh

James K. McHugh

Chief Financial Officer